UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2013

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2013, dELiA*s, Inc., a Delaware corporation (the “Company”), announced that (i) Tracy Gardner, the Company’s current Chief Creative Officer, was appointed Chief Executive Officer, and (ii) Walter Killough, the Company’s current Chief Executive Officer, was appointed Chief Operating Officer, in each case, effective June 5, 2013.

Additionally, on May 30, 2013, the Company entered into an amendment (the “Gardner Amendment”) to Ms. Gardner’s employment agreement, dated as of May 1, 2013, and an amendment (the “Killough Amendment”) to Mr. Killough’s employment agreement, dated as of December 2, 2008, as amended on June 17, 2010, July 13, 2012, January 7, 2013, March 28, 2013 and May 1, 2013, in each case, solely to reflect Ms. Gardner’s and Mr. Killough’s respective change in title. The foregoing summaries of the Gardner Amendment and the Killough Amendment are qualified in their entirety by reference to the full text of the Gardner Amendment and the Killough Amendment, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Ms. Gardner, age 49, has served as the Company’s Chief Creative Officer and as a director since May 1, 2013. From July 2010 to April 2013, Ms. Gardner worked in various consulting capacities most recently serving as Creative Advisor to Gap Inc. from January 2012 to April 2013. From 2007 to 2010, Ms. Gardner served as President—Retail and Direct of J.Crew and from 2004 to 2007 she served as Executive Vice President, Merchandising, Planning & Production of J.Crew. Prior to joining J.Crew, Ms. Gardner held various positions at Gap, Inc., including Senior Vice President of Adult Merchandising for the Gap brand from 2002 to 2004, Vice President of Women’s Merchandising for the Banana Republic division from 2001 to 2002, Vice President of Men’s Merchandising for the Banana Republic division from 1999 to 2001 and Divisional Merchandising Manager of Men’s Wovens for the Banana Republic division from 1998 to 1999. Ms. Gardner brings over 25 years of experience in developing and growing brands with multi-channel platforms to the Board of Directors as well as extensive merchandising experience as a result of her years serving in high level, merchandising positions at J.Crew and Gap Inc.

Mr. Killough has served as the Company’s Chief Executive Officer since May 14, 2010 and as a director since December 2005. Mr. Killough was the Company’s Chief Operating Officer from December 2005 until May 14, 2010. Mr. Killough joined Alloy, Inc. in March 2003 as a consultant, and served as the Chief Operating Officer of its Retail and Direct Consumer Division from October 2003 until December 2005. Prior to joining Alloy, Inc., Mr. Killough was at J.Crew Group, Inc. for 14 years. He was appointed its Chief Operating Officer in 2001, and prior to that served as an executive vice president. As its Chief Operating Officer, he was responsible for all sourcing, catalog circulation and production, warehouse and distribution, retail and direct planning and logistics. Mr. Killough has unique knowledge of the Company and its operations, having served as the Company’s Chief Operating Officer and more recently as the Company’s Chief Executive Officer. His insight and understanding of the Company’s businesses is invaluable to the Board of Directors in evaluating and directing the Company’s present and future operations. He also has had significant experience in senior operational and leadership positions at J.Crew Group, Inc. which, like the Company, had both a direct to consumer business and retail store business.

Neither Ms. Gardner nor Mr. Killough have (i) any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer or (ii) any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On May 30, 2013, the Company issued a press release announcing the management changes, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement dated May 30, 2013 between dELiA*s, Inc. and Tracy Gardner.

10.2	Amendment to Employment Agreement dated May 30, 2013 between dELiA*s, Inc. and Walter Killough.

99.1	Press Release of dELiA*s, Inc. dated May 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: May 31, 2013	By:	/s/ David J. Dick
David J. Dick, Senior Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement dated May 30, 2013 between dELiA*s, Inc. and Tracy Gardner.

10.2	Amendment to Employment Agreement dated May 30, 2013 between dELiA*s, Inc. and Walter Killough.

99.1	Press Release of dELiA*s, Inc. dated May 30, 2013.